SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

March 15, 2013

Dear Huttig Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Huttig Building Products, Inc., to be held at 2:00 p.m., local time, on Monday, April 22, 2013 in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2012 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the Internet address or the toll-free telephone number on the proxy card.

Sincerely,

Jon P. Vrabely

President and Chief Executive Officer

Huttig Building Products, Inc.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2013

March 15, 2013

Huttig Building Products, Inc. will hold its 2013 Annual Meeting of Stockholders on Monday, April 22, 2013 at 2:00 p.m., local time, in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut for the following purposes:

1. To elect three directors to serve terms expiring in 2016;

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3. To approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers;

4. To recommend, by a non-binding advisory vote, the frequency with which the stockholders of the Company will be asked to approve the compensation paid by the Company to certain executive officers; and

5. To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

The Board of Directors has fixed February 22, 2013 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the annual meeting and all adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for ten days prior to the meeting at our executive offices at 555 Maryville University Drive, Suite 400, St. Louis, Missouri 63141.

In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy card in the accompanying envelope, or use the Internet address or toll-free telephone number set forth on the enclosed proxy card to vote their shares. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy.

By Order of the Board of Directors,

Philip W. Keipp

Corporate Secretary

HUTTIG BUILDING PRODUCTS, INC.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2013

The Board of Directors of Huttig Building Products, Inc. (“Huttig” or the “Company”) is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut on Monday, April 22, 2013 at 2:00 p.m., local time, and at any adjournments or postponements thereof. Shares represented by the enclosed proxy, when it is properly executed and returned prior to the meeting and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated on a proxy for a particular matter that is properly executed and returned prior to the meeting and not revoked, the shares represented by the proxy will be voted for each nominee for election as a director, for the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013, for the proposal to approve, by non-binding advisory vote, executive compensation, and in favor of annual votes by stockholders on executive compensation, as the case may be. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy.

The first date on which this Proxy Statement and the enclosed proxy card are being sent to the Company’s stockholders entitled to notice of and to vote at the Annual Meeting is on or about March 15, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 22, 2013

This proxy statement and the 2012 Annual Report to Stockholders are available at www.edocumentview.com/HBP.

How to Vote

Stockholders may vote by marking their proxy, dating and signing it and returning it to the Corporate Secretary in the enclosed envelope. As an alternative to using the written form of proxy, stockholders may also vote their proxy by using the toll-free number listed on the proxy card or by voting via the Internet. The telephone voting and Internet voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes.

How to Revoke a Vote

Stockholders may revoke proxies at any time prior to the voting of the proxy by providing written notice to the Company, by submitting a new later-dated proxy via the Internet, by telephone or by mail, or by voting in person at the meeting.

Special Voting Rules for Participants in Huttig’s 401(k) Plan

If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive one proxy with respect to all of your shares of Huttig stock registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to each registered name for which you have accounts. Shares of Huttig common stock held in the 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of the 401(k) Plan, as directed by Plan participants.

Participants in the 401(k) Plan should indicate their voting instructions for each action to be taken under the Huttig proxy. All voting instructions from the 401(k) Plan participants will be kept confidential. If a participant fails to vote, the Huttig shares allocated to such participant will be voted in accordance with the pro rata vote of the participants in the 401(k) Plan who did provide instructions.

Outstanding Shares and Required Votes

As of the close of business on February 22, 2013, the record date for determining stockholders entitled to vote at the annual meeting, the Company had issued and outstanding 24,300,009 shares of common stock, par value $0.01 per share. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting. The presence in person or by proxy at the meeting of stockholders entitled to cast at least a majority of the votes that all holders of shares of common stock are entitled to cast will constitute a quorum for the transaction of business at the meeting.

Directors will be elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Votes may be cast in favor of a director nominee or withheld, and the three persons receiving the highest number of favorable votes will be elected as directors of the Company.

Each other matter to be voted upon at the meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting, except for the advisory vote on the frequency of future advisory votes on executive compensation. This is a choice among three alternatives, and the alternative which receives the largest number of votes, even if not a majority, will be considered the preference of our stockholders.

Abstentions and broker non-votes are counted as present or represented for purposes of determining whether a quorum is present at the meeting. Stockholders may abstain from voting on any or all proposals expected to be brought before the meeting. Abstentions will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions will also have no effect on the non-binding advisory vote on the frequency of future advisory votes on executive compensation, as whichever alternative receives the largest number of votes (even if not a majority of votes cast) will be considered the preference of our stockholders. On all other matters, abstaining from voting will have the same effect as a negative vote.

A broker non-vote occurs with respect to a particular matter when a broker returns a proxy card but does not vote on the matter because the broker does not have the discretionary authority to do so in the absence of voting instructions from the beneficial owner. Brokers have discretionary authority to vote on ratification of the appointment of KPMG LLP; however, brokers do not have discretionary authority to vote on the election of directors or on the other matters to be considered at the meeting if the broker does not receive voting instructions from you. Broker non-votes do not count as votes cast for or against a matter or as shares “entitled to vote,” and therefore will not affect the outcome of the voting at the meeting. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company is currently comprised of seven members and is divided into three classes, with each director elected to serve for a three-year term. At the 2013 annual meeting, three directors will be elected to hold office until the 2016 annual meeting. If it is properly voted prior to the meeting, and not revoked, the enclosed proxy will be voted for the election of E. Thayer Bigelow, Richard S. Forté and Jon P. Vrabely, unless a stockholder indicates that a vote should be withheld with respect to any or all of such nominees. The election of each nominee has been recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any of the nominees shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such replacement nominee, if any, as may be recommended by the Board of Directors.

The Board unanimously recommends a vote “FOR” the election of Messrs. Bigelow, Forté and Vrabely as directors for terms expiring in 2016.

Please review the following information regarding Messrs. Bigelow, Forté and Vrabely and the other directors continuing in office.

Director Nominees for Election at the 2013 Annual Meeting

E. THAYER BIGELOW

Age 71. Director since 1999. Managing Director of Bigelow Media, LLC (investment in media and entertainment companies) since 2000. Currently also a director of Crane Co. and Lord Abbett & Co. Mutual Funds (42 funds). Formerly a director of Adelphia Communications Corp. and R. H. Donnelley Corporation. Mr. Bigelow’s qualifications to serve on the Board include his extensive executive experience, his financial acumen and experience as a chief financial officer, an in-depth understanding of the Company and its industry due to his long service on the Board, and significant public company board experience, particularly audit committee and compensation committee experience.

RICHARD S. FORTÉ

Age 68. Director since 1999. Retired. Chairman of Forté Cashmere Company LLC (importer and manufacturer) from 2002 to 2004. President of Dawson Forté Cashmere Company (importer) from 1997 to 2001. Currently also a director of Crane Co. Mr. Forté’s qualifications to serve on the Board include his executive experience, an in-depth understanding of the Company and its industry due to his long service on the Board, and over 25 years of other public company board experience, including audit committee experience.

JON P. VRABELY

Age 47. Director since 2007. President and Chief Executive Officer of the Company since 2007. Vice President, Chief Operating Officer from 2005 to 2007. Mr. Vrabely’s qualifications to serve on the Board include his extensive knowledge of the Company’s operations, strategy and financial position through his service as our President and Chief Executive Officer as well as through his prior positions in his over ten years of service with the Company.

Continuing Directors:

Directors Whose Terms Expire in 2014

R. S. EVANS

Age 68. Director since 1972. Chairman of the Board of Directors of the Company. Chairman of the Board of Directors of Crane Co. (diversified manufacturer of engineered industrial products) since 1984. Chief Executive Officer of Crane Co. from 1984 through 2001. Currently also a director of HBD Industries, Inc. Mr. Evans’ qualifications to serve on the Board include his experience as the chief executive officer of a large public company, an in-depth understanding of the Company and its industry from over 35 years of service on the Board, and other public company board experience, including over 25 years of service as chairman of the board of a large public company.

J. KEITH MATHENEY

Age 64. Director since 2004. Managing member of Matheney and Matheney, CPAs PLLC (accounting and tax consulting) since 2004. Executive Vice President of Louisiana Pacific Corporation (manufacturer of forest products) from 2002 to 2003 and Vice President from 1997 to 2002. Formerly a director of Pope & Talbot, Inc. Mr. Matheney’s qualifications to serve on the Board include his executive experience in a large public company in the building products industry, his financial expertise and his experience on another public company board, including audit committee experience.

Directors Whose Terms Expire in 2015

DONALD L. GLASS

Age 64. Director since 2004. Retired. President and Chief Executive Officer of The Timber Company (timber producer) from 1997 to 2001. Executive Vice President of Georgia-Pacific Corporation (building products manufacturer) from 1996 to 2001. Mr. Glass’s qualifications to serve on the Board include his executive experience in a large public company in the building products industry, including his experience as the chief executive officer of one of its operating units.

DELBERT H. TANNER

Age 61. Director since 2001. Chief Executive Officer of Anderson Group, Inc. (manufacturer of welding equipment and industrial fans) from 2005 to 2007. President and Chief Executive Officer of RMC Industries Corporation (ready-mix concrete and building materials producer) from 2002 to 2005. Chief Operating Officer and Executive Vice President in 2002 and Senior Vice President from 1998 to 2002 of RMC Industries Corporation. Mr. Tanner’s qualifications to serve on the Board include his experience as the chief executive officer of a multi-national equipment manufacturer and his experience as the chief executive officer of a large cement and buildings material producer.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors is currently comprised of seven directors. During 2012, the Board of Directors held seven meetings and all incumbent directors attended at least 75% of the Board meetings and meetings of the committees on which they served. The Company’s directors are encouraged to attend the Annual Meeting of Stockholders. All of our incumbent directors attended the 2012 annual meeting either in person or by telephone.

Director Independence

The Company’s common stock is not listed on a national securities exchange or an inter-dealer quotation system which has requirements that a majority of its board of directors be independent. While not required, the Board of Directors determined the independence of the directors using the definition of independence set forth in the standards established by the New York Stock Exchange (NYSE) on which the Company’s common stock previously was listed.

The Board of Directors has affirmatively determined that six of the Company’s seven directors — Messrs. Bigelow, Evans, Forté, Glass, Matheney, and Tanner — are independent in accordance with the standards established by the New York Stock Exchange and that none of such directors has a material relationship with the Company. Mr. Vrabely does not meet the independence standards because he is an employee of the Company

The Board of Directors has also affirmatively determined that:

•

each member of the Audit Committee qualifies as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC promulgated thereunder, as well as the NYSE’s independence rules relating to audit committees; and

•	each member of the Management Organization and Compensation Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

Corporate Governance

The Company has adopted Corporate Governance Guidelines. The Company has also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.huttig.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this Proxy Statement. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics within two days of such amendment or waiver.

In accordance with our Corporate Governance Guidelines, non-management directors regularly hold executive sessions without management present. During 2012, one Board meeting included an executive session from which management was excused. Mr. R. S. Evans, Chairman of the Board, presided at that executive session.

Board Leadership Structure

The Board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer at this time — Mr. R. S. Evans, a non-employee independent director, serves as Chairman, and Mr. Jon P. Vrabely serves as the President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on setting the strategic direction of the Company and on our day-to-day business, and allows the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. While our bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time. The Company has had this leadership structure since prior to its spin-off in 1999 as a separate, publicly-traded company. The Board retains the discretion to assess whether the positions should be combined or separated at any given time based upon its evaluation of, among other things, the composition of the Board and the circumstances facing the Company at the time.

Board Role in Risk Oversight

The Board believes that an important part of its responsibilities is to review the Company’s assessment of the major risks the Company faces and its policies for monitoring and controlling these risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. Management regularly reports to the Audit Committee on the Company’s risk assessment and management policies, the Company’s major financial risk exposure and the steps taken by management to monitor and mitigate such exposure. The Management Organization and Compensation Committee oversees the risks relating to the Company’s compensation policies and practices as well as management development and leadership succession. In addition to periodic reports from the two committees about risks, the Board as a whole examines specific business risks as part of its regular strategic reviews. In addition, management periodically reviews with the Board matters of particular importance or concern, including any significant areas of risk requiring Board attention.

Board Committees

The Board of Directors has four standing committees: (1) Executive, (2) Audit, (3) Management Organization and Compensation, and (4) Nominating and Governance. The Executive Committee meets when a quorum of the full Board of Directors cannot be readily obtained. In 2012, the Executive Committee held no meetings and took action only by written consent.

Each of the other committees operates under a written charter adopted by the Board of Directors. All of the committee charters are available on the Company’s website at www.huttig.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this proxy statement.

The memberships of Board committees as of the date of this Proxy Statement are as follows:

Executive Committee	Audit Committee	Management Organization & Compensation Committee	Nominating and Governance Committee

Jon P. Vrabely (Chairman)	J. Keith Matheney (Chairman)	E. Thayer Bigelow (Chairman)	R. S. Evans (Chairman)
R. S. Evans	E. Thayer Bigelow	Donald L. Glass	Richard S. Forté
Delbert H. Tanner	Richard S. Forté	Delbert H. Tanner	Donald L. Glass

Audit Committee

The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility with respect to the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its internal auditors, the Company’s compliance with legal and regulatory requirements and the Company’s risk assessment and risk management policies. The Audit Committee has the sole authority to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee meets periodically with representatives from the Company’s internal auditors and independent auditors separate from management. The Audit Committee also is responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics policy, and for administering and enforcing the Company’s accounting and auditing compliance procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the independent auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also received a report on the quality control procedures of the independent auditors as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, and results of the internal audit examinations. The Audit Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope and the independent auditors’ examination of the financial statements.

The Board of Directors has determined that J. Keith Matheney meets the requirements of an “audit committee financial expert” as defined in regulations of the SEC. During 2012, the Audit Committee held six meetings.

The report of the Audit Committee is included under “Report of the Audit Committee” in this Proxy Statement.

Management Organization and Compensation Committee

The Management Organization and Compensation Committee oversees the Company’s compensation plans and practices, including its executive compensation plans and director compensation plans, reviews and evaluates the performance of the Chief Executive Officer, reviews with the Chief Executive Officer his evaluation of the performance of other members of senior management, administers the Company’s restricted stock and other stock-based compensation plans and programs, reviews management development and succession planning policies and produces the annual report on executive compensation for inclusion in the Company’s annual proxy statement. During 2012, the Management Organization and Compensation Committee held two meetings.

The report of the Management Organization and Compensation Committee on executive compensation is included under “Report on Executive Compensation by the Management Organization and Compensation Committee of the Company” in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee’s duties include assisting the Board by identifying individuals qualified to become members of the Board, recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders, advising the Board with respect to Board composition and procedures, advising the Board with respect to corporate governance principals and overseeing the evaluation of the Board. During 2012, the Nominating and Governance Committee held no meetings; instead, its duties are being handled by the Board as a whole.

Director Qualifications and Nominating Procedures

The Company’s Corporate Governance Guidelines provide that the Board should generally have from seven to eleven directors, a substantial majority of whom must qualify as independent directors as defined under the listing standards of the NYSE. The Corporate Governance Guidelines provide that a director who serves as the Company’s Chief Executive Officer should not serve on more than two public company boards in addition to the Board, other directors should not serve on more than four public company boards in addition to the Board and members of the Audit Committee should not serve on more than two other public company audit committees.

The Board seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. The Board will consider potential director candidates proposed by other members of the Board, by management or by stockholders.

Although the Company does not have a formal written diversity policy for the Board, the Board determines the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, with the objective of having a Board with adequately diverse backgrounds and experiences in light of the circumstances existing at that time. The Board evaluates each individual in the context of the individual’s potential contribution to the Board as a whole, with the objective of recommending a collective group that can best promote the success of the Company’s business, represent stockholder interests through the exercise of sound judgment and allow the Board as a whole to benefit from the group’s varying backgrounds and experiences. The Board applies the same criteria to all candidates that it considers, including any candidates submitted by stockholders.

To have a candidate considered by the Board, a stockholder must submit the recommendation in writing to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 400, St. Louis, MO 63141 and must supply the following information, in addition to any other information provided in accordance with the Company’s Amended and Restated Bylaws:

•	The candidate’s name, age and business and residence address;

•	The candidate’s detailed resume;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed confirmation of the candidate’s willingness to serve on the Board; and

•	The stockholder’s name, number of Company shares owned and the length of time of ownership.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Board will consider such candidates in connection with annual elections of directors or the filling of any director vacancies. Any stockholder nominations for the 2014 annual meeting, together with the information described above, must be submitted in accordance with the procedures described under “Miscellaneous — Next Annual Meeting; Stockholder Proposals” in this Proxy Statement.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any Chairman of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Company “c/o Corporate Secretary” at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corporatesecretary@huttig.com.

The office of the Corporate Secretary will open all communications received as set forth in the preceding paragraph for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee. To the extent that the communication involves a request for information, such as an inquiry about Huttig or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or email is addressed.

Compensation of Directors

Shown below is information concerning the compensation for service as a director for each member of our Board of Directors for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
R. S. Evans	$63,000	$15,000	$78,000
E. Thayer Bigelow	$46,575	$15,000	$61,575
Richard S. Forté	$42,525	$15,000	$57,525
Donald L. Glass	$34,830	$15,000	$49,830
J. Keith Matheney	$51,030	$15,000	$66,030
Delbert H. Tanner	$36,450	$15,000	$51,450
Jon P. Vrabely(3)	—	—	—
Steven A. Wise(4)	$26,055	$15,000	$41,055

(1)	The Chairman of the Board of Directors, Mr. R.S. Evans, receives an annual cash retainer fee of $63,000 and receives no other cash compensation for his service on the Board and its Committees.

Non-employee directors, other than Mr. Evans, receive the following cash compensation:

Annual retainer — Board members	$20,250
Annual retainer — Audit Committee chairman	$8,100
Annual retainer — other Audit Committee members	$1,215
Annual retainer — Management Organization & Compensation Committee chairman	$2,430
Annual retainer — Executive Committee members	$1,620
Meeting fee	$1,620

(2)

Amounts represent the grant date fair value of stock awards computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The per-share grant date fair value is computed as the average of the high and low stock prices on the date of grant.

In accordance with the Company’s non-employee directors’ stock compensation program, each non-employee director is awarded, on the date of the Annual Meeting of Stockholders, a grant of restricted stock units (“RSUs”) for a number of shares equal to the lesser of (i) shares valued at $15,000, or (ii) 15,000 shares. The RSUs vest in full on the date of the next Annual Meeting of Stockholders or upon a change of control of the Company. The shares of stock represented by vested RSUs are delivered to the director upon cessation of his service on the Board.

In accordance with the above-described program, each non-employee director was awarded 11,152 RSUs on April 23, 2012, the date of the 2012 Annual Meeting of Stockholders, on which date the per-share fair value was $1.345. The RSUs vest on April 22, 2013, the date of the 2013 Annual Meeting of Stockholders. The aggregate number of RSUs held by each non-employee director at December 31, 2012 is as follows: Mr. Evans — 31,813; each of Messrs. Bigelow, Forté, Glass, Matheney and Tanner — 35,251.

(3)

See the Summary Compensation Table in this Proxy Statement for compensation disclosure related to Mr. Vrabely, the Company’s President and Chief Executive Officer. Directors who are also employees of the Company receive no additional compensation for serving on the Board.

(4)	Mr. Wise resigned from the Board of Directors in December 2012. The 11,152 RSUs granted to Mr. Wise in 2012 had not vested at the time of his resignation and were forfeited.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2012 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission.

Other than Mr. Matheney, who is a practicing certified public accountant, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The members of the Audit Committee are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

This report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that this report be treated as “soliciting material” or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

Submitted by:

The Audit Committee of the Board of Directors of Huttig Building Products, Inc.

J. Keith Matheney — Chairman

E. Thayer Bigelow

Richard S. Forté

EXECUTIVE OFFICERS

Huttig’s executive officers as of March 15, 2013 and their respective ages and positions are set forth below:

Name	Age	Position

Jon P. Vrabely	47	President and Chief Executive Officer
Philip W. Keipp	51	Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	58	Vice President, Product Management and Marketing
Brian D. Robinson	51	Vice President, Chief Information Officer

Set forth below are the positions held with the Company and the principal occupations and employment during the past five years of Huttig’s executive officers.

Jon P. Vrabely was named President and Chief Executive Officer in 2007. He was also appointed to the Board of Directors in 2007.

Philip W. Keipp joined the Company in July 2009 as its Vice President, Chief Financial Officer and Secretary. Prior to joining Huttig, Mr. Keipp was employed at HD Supply Waterworks, Ltd., a leading distributor of water and wastewater transmission products, and its predecessor companies from 1996 to February 2008, serving as the Chief Financial Officer and Chief Operating Officer from 2007 to February 2008.

Gregory W. Gurley was named Vice President, Product Management and Marketing in 2007.

Brian D. Robinson was named Vice President, Chief Information Officer in 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned, directly or indirectly, by the Company’s directors, the executive officers named in the Summary Compensation Table and all of the Company’s directors and executive officers as a group, as of February 22, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the Company’s securities. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them.

	Unrestricted Shares Owned(1)		Shares in 401(k) Plan	Restricted Shares/ Restricted Stock Units(2)	Shares Underlying Exercisable Options(3)	Total Shares Beneficially Owned	Percent of Shares Outstanding
Non-Employee Directors:
R. S. Evans	746,818	(4)	—	31,813	—	778,631	3.20%
E. Thayer Bigelow	8,593		—	35,251	—	43,844	*
Richard S. Forté	8,902		—	35,251	—	44,153	*
Donald L. Glass	70,000		—	35,251	—	105,251	*
J. Keith Matheney	30,000	(5)	—	35,251	—	65,251	*
Delbert H. Tanner	139,800		—	35,251	—	175,051	*
Named Executive Officers:
Jon P. Vrabely	753,750		8,937	349,667	10,000	1,122,354	4.62%
Philip W. Keipp	237,500		—	156,667	—	394,167	1.62%
Gregory W. Gurley	215,867		2,094	108,333	—	326,294	1.34%
Directors and executive officers as a group (10 persons)	2,440,863		50,601	922,068	10,000	3,423,532	14.08%

*	Represents holdings of less than 1%.

(1)	Includes previously restricted shares, the restrictions on which have lapsed.

(2)

Includes restricted shares issued under the Company’s stock plans to executive officers that have not vested as of February 22, 2013 and restricted stock units issued under the Company’s stock plans to non-employee directors.

(3)

Includes shares underlying options granted under the Company’s stock plans which are exercisable within 60 days of February 22, 2013, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(4)	Does not include 107 shares owned by Mr. Evans’ spouse, the beneficial ownership of which is expressly disclaimed by Mr. Evans.

(5)	Shares are held in a Matheney family trust.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth the ownership of common stock by each person known by the Company to beneficially own more than 5% of the common stock based on the number of shares of common stock outstanding as of February 22, 2013. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
JB Capital Partners LP and Alan Weber 5 Evan Place Armonk, New York 10504	1,774,835	(1)	7.30%
Arnold B. Siemer and Andrew F. Bohutinsky 7795 Walton Parkway Suite 175 New Albany, Ohio 43054	1,716,400	(2)	7.06%
Phillip Hauser, Josef Hauser, Fritz Hauser Hauser Familiengesellschaft mbH, and Hauser & Friends AG Wilhem-Hamm-Strasse 15 77654 Offenburg Germany	1,355,467	(3)	5.58%
Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	1,332,670	(4)	5.48%

(1)

This information is based solely on a Schedule 13D filed jointly by JB Capital Partners LP and Alan Weber with the SEC on December 31, 2012. According to such Schedule 13D, each member of the filing group has shared voting and dispositive power with respect to all of the shares.

(2)

This information is based solely on a Schedule 13G/A filed jointly by Arnold B. Siemer and Andrew F. Bohutinsy with the SEC on February 13, 2013. According to such Schedule 13G/A, each member of the filing group has sole voting and dispositive power with respect to all of the shares. According to such Schedule 13G/A, Mr. Siemer beneficially owns 1,280,000 of the shares and Mr. Bohutinskly beneficially owns 436,400 of the shares, and each member of the group disclaims beneficial ownership of the shares owned by the other member of the group.

(3)

This information is based solely on a Schedule 13G/A filed jointly by Phillip Hauser, Josef Hauser, Fritz Hauser, Hauser Familiengesellschaft mbH and Hauser & Friends AG with the SEC on February 11, 2013. According to such Schedule 13G/A: Phillip Hauser beneficially owns 1,355,467 of the shares and has sole voting and dispositive power with respect to 1,322,967 of such shares and shared voting and dispositive power with respect to 32,500 of such shares; Josef Hauser and Hauser Familiengesellschaft mbH each beneficially own 1,322,967 of the shares and each has sole voting and dispositive power with respect to such shares; Fritz Hauser beneficially owns 32,500 shares and has shared voting and dispositive power with respect to such shares; and Hauser & Friends AG beneficially owns 32,500 shares and has sole voting and dispositive power with respect to such shares. The address in the table above is for Josef Hauser, Fritz Hauser and Hauser Familiengesellschaft mbH. The address for Phillip Hauser and Hauser & Friends AG is: Kittelgasse 3, 77652 Offenburg, Germany.

(4)

This information is based solely on a Schedule 13G/A filed by Paradigm Capital Management, Inc. with the SEC on February 12, 2013. According to such Schedule 13G/A, Paradigm Capital Management, Inc. has sole voting and dispositive power with respect to all of the shares.

REPORT ON EXECUTIVE COMPENSATION BY THE MANAGEMENT ORGANIZATION AND

COMPENSATION COMMITTEE OF THE COMPANY

The Management Organization and Compensation Committee (the “Committee”) has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and its discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in the Company’s Proxy Statement on Schedule 14A for the Company’s 2013 Annual Meeting of Stockholders filed with the SEC.

Submitted by:

The Management Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc.

E. Thayer Bigelow — Chairman

Donald L. Glass

Delbert H. Tanner

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Management Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Company is responsible for overseeing the Company’s executive compensation programs.

Philosophy

The primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward individual performance, Company performance and increases in Company stockholder value. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. To this end, a substantial portion of our executives’ compensation is at-risk. The percentage of compensation at risk increases with position level. This provides more upside potential and downside risk for senior positions because these roles have greater influence on the performance of the company as a whole.

Overview

Executive compensation is comprised of the following components:

•	base salary;

•	annual incentive compensation;

•	long-term equity incentive awards;

•	defined contribution plan; and

•	perquisites and other personal benefits.

Each of these components represents a portion of each executive officer’s total compensation package, although participation in the defined contribution plan is at the option of the executive officer. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for the Company and its stockholders. There is no pre-established policy or formula for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

Process

On an annual basis, the Committee reviews and evaluates the performance and leadership of the executive officers and recommends to the independent members of the Board of Directors all compensation actions affecting the CEO. The Committee also annually reviews with the CEO his evaluation of the performance of the other executive officers and recommends to the Board of Directors all compensation actions affecting such officers.

To assist it in its review of executive compensation, the Committee periodically engages outside consultants to provide competitive compensation information. The Committee uses the peer group compensation data to inform its decisions; however, the Committee did not, for 2012, target elements of the executives’ compensation to be competitive with a peer group. The 2012 compensation decisions were made based on the factors described below under “Base Salaries”, “Annual Incentive Compensation” and “Equity Incentive Awards”.

Base Salaries

In connection with the Company’s cost control efforts in response to the prolonged, severe decline in the housing market, no incumbent executive officer has received a base salary increase since 2007. In addition, the Company instituted a 10% reduction in the base salaries of certain employees, including each of the executive officers, which became effective in November 2011 and which, for the executive officers, is still in effect.

The current base salary for each of the executive officers named in the Summary Compensation Table (the “named executive officers”), after giving effect to the 10% reduction instituted in November 2011, is as follows:

Name and Principal Position	2012 Base Salary
Jon P. Vrabely — President and Chief Executive Officer	$360,000
Philip W. Keipp — Vice President, Chief Financial Officer and Secretary	$225,000
Gregory W. Gurley — Vice President, Product Management and Marketing	$202,500

The Company believes that all of the base salaries of the Company’s executive officers are at levels that, considering the current economic environment, are appropriate for executives of a public corporation of the Company’s size and industry category.

Annual Incentive Compensation

The Company’s annual incentive compensation program is based on the principle of economic value added (“EVA”). EVA is a measurement of the amount by which the Company’s after-tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The Company believes that, as compared to other common performance measures such as return on equity or growth in earnings per share, EVA has a higher correlation with the Company’s overall financial performance and the creation of long-term stockholder value. Although the plan is formula driven, the Committee retains discretion to review and adjust the calculation and its impact on individuals for reasonableness.

All of the Company’s executive officers participate in the Company’s EVA Incentive Compensation Plan, which the Committee administers. Each year, the Committee approves the cost of capital used in the EVA formula. The amount of the EVA bonus pool available for awards is determined after the end of each year.

2012 EVA Pool and Awards

In February 2013, the Committee approved the EVA bonus pool calculation for the Company for 2012. For 2012, the EVA bonus pool was calculated with two components: a percentage of the absolute EVA generated for 2012 and a percentage of the improvement in EVA from 2011 to 2012. In calculating the 2012 bonus pool, the

Committee used a weighted average cost of capital of 4.44%. The Committee determined that the 2012 EVA bonus pool would be 6% of the negative 2012 EVA of $(120,000) plus 10% of the $13,075,000 improvement in EVA from 2011 to 2012. This resulted in a total bonus pool for 2012 of $1,300,000, of which $748,930 was allocated to the named executive officers as set forth below:

Name and Principal Position	2012 EVA Bonus Earned
Jon P. Vrabely — President and Chief Executive Officer	$365,690
Philip W. Keipp — Vice President, Chief Financial Officer and Secretary	$212,940
Gregory W. Gurley — Vice President, Product Management and Marketing	$170,300

The Committee determined that no portion of the 2012 EVA bonus awards would be subject to forfeiture, assuming the executive’s continued employment and that such awards are to be paid on such date or dates in 2013 as Mr. Vrabely in his discretion shall determine.

In approving the EVA bonus pool for 2012, the Committee considered the executives’ performance through the prolonged, severe decline in the housing industry, that none of the named executive officers received a base salary increase since 2007 and that the base salary of each was reduced by 10% effective November 2011.

2011 EVA Awards

In February 2012, the Committee approved a total EVA bonus pool for 2011 of $399,000, but did not at that time allocate any part of the 2011 EVA bonus pool to any of the named executive officers or to any other participant. No portion of the 2011 EVA bonus pool was paid in 2012. The pool earned interest at the 2011 cost of capital of 4.99%, resulting in a pool of $419,000, including interest. In February 2013, the Committee allocated the 2011 EVA bonus pool to the participants, including $250,688 to the named executive officers as set forth below.

Name and Principal Position	2011 EVA Bonus Earned
Jon P. Vrabely — President and Chief Executive Officer	$125,700
Philip W. Keipp — Vice President, Chief Financial Officer and Secretary	$66,328
Gregory W. Gurley — Vice President, Product Management and Marketing	$58,660

The Committee determined that no portion of the 2011 EVA bonus awards would be subject to forfeiture, assuming the executive’s continued employment and that such awards are to be paid on such date or dates in 2013 as Mr. Vrabely in his discretion shall determine.

Equity Incentive Awards

The Company’s equity award program is a long-term incentive program which the Company considers to be a key retention tool. In making decisions regarding long-term equity incentive awards for executive officers, the Committee considers factors such as each individual’s performance and responsibilities. In 2012, each of the executive officers of the Company received grants of restricted stock under the Company’s 2005 Executive Incentive Compensation Plan (the “Executive Equity Plan”). The awards vest ratably over three years assuming the executive’s continued employment and vest immediately in the event of the executive’s death, permanent disability, retirement or upon a change in control of the Company.

In 2012, the Committee awarded a total of 970,250 shares of restricted stock to employees, including 380,000 shares awarded in February 2012 to the named executive officers of the Company. The number of shares of restricted stock granted to the named executive officers in 2012 and 2011 is as follows:

	Restricted Stock Grant
Name and Principal Position	2012 (# Shares)	2011 (# Shares)
Jon P. Vrabely — President and Chief Executive Officer	225,000	200,000
Philip W. Keipp — Vice President, Chief Financial Officer and Secretary	90,000	80,000
Gregory W. Gurley — Vice President, Product Management and Marketing	65,000	60,000

The Committee granted a greater number of restricted shares to each of the named executive officers in 2012 than in 2011. In making larger equity incentive awards, the Committee considered the executives’ performance through the prolonged, severe decline in the housing industry, that none of the named executive officers had received a base salary increase since 2007 and that the base salary of each was reduced by 10% effective November 2011. The Committee believes that increased awards of equity compensation provide an appropriate incentive to the executive officers that align their interests with those of the Company’s stockholders, while controlling the direct costs to the Company for cash compensation.

Defined Contribution Plan

The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan. The Company does not make matching contributions to the plan. The named executive officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit or supplemental retirement plans.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided term life insurance coverage and reimbursement for relocation expenses, if applicable. Certain named executive officers are provided use of a leased Company automobile or a car allowance. In certain instances, as determined on a case-by-case basis, the Company provides signing bonuses for new hires and reimbursement for spouse travel in connection with business functions.

Costs of the perquisites and personal benefits described above for the named executive officers that meet the threshold established by SEC regulations are included in the Summary Compensation Table below in the “All Other Compensation” column.

Termination of Deferred Compensation Plan

The Company’s Deferred Compensation Plan (“DCP”) permitted eligible employees — including each of the named executive officers — who elected to participate to defer receipt of and taxation on up to 50% of their base salaries and bonuses under the DCP and 401(k) plan combined. Due to a low number of contributing participants and in order to eliminate the costs associated with administering the DCP, the Board approved management’s recommendation that the DCP be terminated, effective August 1, 2011. The balances in the participants’ accounts were paid to the participants over a period of up to 17 months following termination.

Defined Benefit Plan

The Company does not sponsor a defined benefit pension plan for salaried employees.

Change of Control Agreements

The Company has entered into change of control agreements with certain key employees, including the named executive officers. The change of control agreements are designed to promote stability and continuity of senior management. The change of control agreements provide benefits only upon an involuntary termination or constructive termination of the officer within three years following a change-in-control. In addition, the Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change in control of the Company, and that all stock options become fully vested and exercisable either immediately upon a change in control or in the event that the employee is terminated following a change of control, depending on the plan. Further, the EVA Incentive Compensation Plan provides that the participants’ entire deferred balances, if any, become payable upon a change in control. Information regarding payments and benefits that would accrue to the named executive officers under such arrangements is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Employment Agreements

During 2012, no named executive officer was party to a written employment agreement, except Mr. Vrabely, whose compensation is discussed below under “Compensation of Chief Executive Officer”.

Compensation of Chief Executive Officer

Term of Employment

Effective January 1, 2007, Jon P. Vrabely was appointed as the Company’s President and Chief Executive Officer. In connection with such appointment, the Company entered into a written employment agreement with Mr. Vrabely. The current term of the agreement expires on December 31, 2013; however, the agreement automatically extends for an additional year on that date and on each succeeding December 31 unless either Mr. Vrabely or the Company provides written notice of their intent to terminate at least 90 days prior to December 31.

Base Salary

Mr. Vrabely’s employment agreement provides for an initial base salary of $400,000 per year beginning January 1, 2007. In connection with the Company’s cost control efforts, the executive officers, including Mr. Vrabely, have received no base salary increases since 2007. In addition, in November 2011, the Company instituted a 10% reduction in the base salaries of the executive officers, including Mr. Vrabely, which reduction is still in effect. This reduction has resulted in a reduction of Mr. Vrabely’s annual base salary to $360,000.

Annual Incentive Compensation

Mr. Vrabely’s employment agreement provides that he is to receive up to a 30% allocation of the EVA bonus pool under the Company’s EVA Incentive Compensation Plan. In February 2013, the Committee approved a total 2012 EVA bonus pool of $1,300,000, of which Mr. Vrabely was allocated $365,690 or approximately 28%.

In February 2012, the Committee approved a total 2011 EVA bonus pool of $399,000, no part of which was allocated at that time. No part of the 2011 EVA bonus pool was paid in 2012 and the pool earned interest at the 2011 cost of capital of 4.99%. In February 2013, the Committee allocated $125,700 of the 2011 EVA bonus pool of $419,000, including interest, to Mr. Vrabely, or approximately 30%. For a discussion of the annual incentive compensation payable to Mr. Vrabely and the other named executive officers, see pages 15 and 16 above.

Equity Incentive Compensation

Mr. Vrabely received a grant of 200,000 shares of restricted stock in January 2011, 225,000 shares of restricted stock in February 2012, and 133,000 shares of restricted stock in January 2013. All of the restricted shares vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant, and one-third on the third anniversary of the date of grant. Company stock awards held by Mr. Vrabely at the end of 2012 are reflected in the Outstanding Equity Awards at December 31, 2012 table on page 22.

Severance/Change of Control

Mr. Vrabely’s employment agreement also provides that he is to receive a severance payment of twice his current salary (without regard to the 10% salary reduction) and average bonus for the past three years if the Company terminates him without cause during the term of the agreement or fails to renew his employment at the end of the term. The agreement also includes change of control provisions with the same terms as the change of control agreements with the other named executive officers. The change of control agreement terms are described below under “Potential Payments Upon Termination or Change in Control — Change of Control Arrangements”.

Perquisites and Other Benefits

Finally, Mr. Vrabely’s employment agreement states that he is to be provided use of a Company-provided automobile and is to receive other employee benefits provided by the Company and generally available to executive officers.

The Committee believes that Mr. Vrabely’s compensation, while higher than that of our other executive officers, is commensurate with such officers’ compensation, taking into consideration the level of Mr. Vrabely’s responsibilities with the Company. The Committee’s goals in setting Mr. Vrabely’s compensation are similar to its goals for compensation to our executive officers generally: provide compensation that is competitive with that of the peer companies with which we compete for talent; align his interests with those of our stockholders through annual incentive compensation; and promote his retention through long-term equity incentives.

Post Year-End Stock Awards

In January 2013, the Board, upon recommendation of the Committee, granted the Chief Executive Officer, Jon P. Vrabely, 133,000 shares of restricted stock, and granted restricted stock to the other named executive officers as follows: Philip W. Keipp — Vice President, Chief Financial Officer and Secretary — 70,000 shares; and Gregory W. Gurley — Vice President, Product Management and Marketing — 45,000 shares.

Accounting and Tax Considerations

The Committee generally considers the accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. In addition, Internal Revenue Code Section 162(m) limits the deductibility of annual compensation paid to certain executive officers to $1 million per employee unless the compensation meets certain specific requirements. The Company’s EVA Incentive Compensation Plan is designed to meet the performance-based compensation exception to the Section 162(m) deductibility limit. As a matter of policy, the Committee attempts to develop and administer compensation programs that maintain deductibility under Section 162(m) for all executive compensation, except in circumstances where the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive value of the compensation.

Assessment of Risk Relating to Compensation

The Committee believes it has allocated executive compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The performance metric for the annual incentive program is driven by broad-based corporate performance and encourages decision-making that is in the best long-term interests of the Company and its stockholders. The use of full value restricted stock awards under our long-term incentive program also mitigates risk and the multi-year vesting of those equity awards properly account for the time horizon of risk.

Summary Compensation Table

Shown below is information concerning the compensation for services rendered in all capacities to the Company for the years ended December 31, 2012 and December 31, 2011 for Jon P. Vrabely, the Company’s President and Chief Executive Officer, and the two next most highly compensated individuals who served as executive officers of the Company at December 31, 2012 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary	Nonequity Incentive Plan Compensation(1)	Stock Awards(2)	All Other Compensation		Total
Jon P. Vrabely(3)	2012	$360,000	$365,690	$184,500	$558	(4)	$910,748
President and Chief Executive Officer	2011	$395,385	$125,700	$178,000	$630		$699,715
Philip W. Keipp	2012	$225,000	$212,940	$73,800	$486	(4)	$512,226
Vice President — Chief Financial Officer and Secretary	2011	$247,116	$66,328	$71,200	$552		$385,196
Gregory W. Gurley	2012	$202,500	$170,300	$53,300	$15,189	(5)	$441,289
Vice President — Product Management and Marketing	2011	$222,404	$58,660	$53,400	$15,303		$349,767

(1)

All of the named executive officers participate in the Company’s annual incentive program, the EVA Incentive Compensation Plan (the “EVA Plan”). In February 2013, the Committee approved a total EVA bonus pool for 2012 under the EVA Plan of $1,300,000 of which $748,930 was allocated to the named executive officers as set forth above. The Committee determined that no portion of the 2012 EVA bonus awards would be “banked” or subject to forfeiture, assuming the participant’s continued employment. The awards to the named executive officers are to be paid on such date or dates in 2013 as determined by Mr. Vrabely in his discretion.

In February 2012, the Committee approved a total EVA bonus pool for 2011 of $399,000, but did not at that time allocate any part of the 2011 EVA bonus pool to any of the named executive officers or to any other participant. No portion of the 2011 EVA bonus pool was paid in 2012. The pool earned interest at the 2011 cost of capital of 4.99%, resulting in a pool of $419,000, including interest. In February 2013, the Committee allocated the 2011 EVA bonus pool to the participants, including $250,688 to the named executive officers as set forth above. The Committee determined that no portion of the 2011 EVA bonus awards would be “banked” or subject to forfeiture, assuming the participant’s continued employment. The awards to the named executive officers are to be paid on such date or dates in 2013 as determined by Mr. Vrabely in his discretion.

See further discussion of the EVA Plan in the section captioned “Annual Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)

Represents the grant date fair value of restricted stock awards computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The per-share grant date fair value is computed as the average of the high and low stock prices on the date of grant. The 2012 awards were granted on February 21, 2012, on which date the per-share fair value was $0.82.

Restricted stock is granted under the Company’s 2005 Executive Incentive Compensation Plan. Shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date. Shares are entitled to the payment of dividends; however, the Company has not paid dividends in the past and does not anticipate paying dividends in the foreseeable future.

(3)	See discussion of Mr. Vrabely’s employment agreement in the section captioned “Compensation of Chief Executive Officer” in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)

No item included in “All Other Compensation” for Messrs. Vrabely or Keipp meets the footnote quantification threshold established by SEC regulations. The aggregate incremental cost to the Company of perquisites and personal benefits provided to Messrs. Vrabely and Keipp do not meet the inclusion threshold established by SEC regulations and are excluded from this amount.

(5)	No item included in “All Other Compensation” for Mr. Gurley meets the footnote quantification threshold established by SEC regulations. Includes, among other items, a car allowance.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information with respect to unexercised stock options and unvested shares of restricted stock held at December 31, 2012 by each of the executive officers listed in the Summary Compensation Table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Jon P. Vrabely	10,000		$7.23	4/27/14	425,000	(2)	$680,000
Philip W. Keipp					170,000	(3)	$272,000
Gregory W. Gurley					125,000	(4)	$200,000

(1)	Computed based on the closing price of the Company’s common stock on December 31, 2012 of $1.60.

(2)

Mr. Vrabely’s unvested restricted shares vest as follows: 66,666 shares vest on January 24, 2013; 66,667 shares vest on January 26, 2013; 75,000 shares vest on February 21, 2013; 66,667 shares vest on January 24, 2014; 75,000 shares vest on each of February 21, 2014 and February 21, 2015.

(3)

Mr. Keipp’s unvested restricted shares vest as follows: 26,666 shares vest on January 24, 2013; 26,667 shares vest on January 26, 2013; 30,000 shares vest on February 21, 2013; 26,667 shares vest on January 24, 2014; and 30,000 shares vest on each of February 21, 2014 and February 21, 2015.

(4)

Mr. Gurley’s unvested restricted shares vest as follows: 20,000 shares vest on each of January 24, 2013 and January 26, 2013; 21,667 shares vest on February 21, 2013; 20,000 shares vest on January 24, 2014; 21,666 shares vest on February 21, 2014 and 21,667 shares vest on February 21, 2015.

Option Exercises and Stock Vested — 2012

The following table sets forth certain information with respect to shares of restricted stock which vested during the year ended December 31, 2012 for each of the executive officers listed in the Summary Compensation Table.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jon P. Vrabely	183,333	$127,662	(2)
Philip W. Keipp	86,666	$77,066	(3)
Gregory W. Gurley	53,333	$37,133	(4)

(1)	Computed by multiplying the number of shares acquired on vesting by the market value of the shares on the vesting date.

(2)

Mr. Vrabely’s shares vested as follows: 66,667 shares vested on January 24, 2012, on which date the market value of the underlying shares was $0.70, 66,666 shares vested on January 26, 2012, on which date the market value of the underlying shares was $0.69, and 50,000 shares vested on January 27, 2012, on which date the market value of the underlying shares was $0.70.

(3)

Mr. Keipp’s shares vested as follows: 26,667 shares vested on January 24, 2012, on which date the market value of the underlying shares was $0.70, 26,666 shares vested on January 26, 2012, on which date the market value of the underlying shares was $0.69, and 33,333 shares vested on July 22, 2012, on which date the market value of the underlying shares was $1.20.

(4)

Mr. Gurley’s shares vested as follows: 20,000 shares vested on January 24, 2012, on which date the market value of the underlying shares was $0.70, 20,000 shares vested on January 26, 2012, on which date the market value of the underlying shares was $0.69, and 13,333 shares vested on January 27, 2012, on which date the market value of the underlying shares was $0.70.

Non-Qualified Deferred Compensation — 2012

The following table sets forth certain information with respect to participation in the Company’s non-qualified Deferred Compensation Plan during the year ended December 31, 2012 for each of the executive officers listed in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year		Aggregate Withdrawals/ Distributions		Aggregate Balance at Last Fiscal Year End
Jon P. Vrabely	—	—	—		—		—
Philip W. Keipp	—	—	—		—		—
Gregory W. Gurley	—	—	$2,361	(1)	$(56,987	)(2)	—

Termination of Plan

Due to a low number of contributing participants and in order to eliminate administrative costs associated with the Plan, the Company’s Deferred Compensation Plan (“DCP”) was terminated, effective August 1, 2011. As of December 31, 2012, the balances in the DCP participants’ accounts have been fully distributed to the participants.

(1)	Amount is not reported as compensation for Mr. Gurley in the Summary Compensation Table.

(2)	Amount represents the full distribution to Mr. Gurley of the balance in his account in connection with the termination of the DCP.

Potential Payments Upon Termination or Change in Control

Change of Control Arrangements

Except for certain severance benefits that may be payable under Mr. Vrabely’s employment agreement (see discussion under “Compensation of Chief Executive Officer” on page 19 above), the Company does not provide any severance benefits to its named executive officers other than in connection with certain terminations following a change in control, as described below.

The Company has entered into separate change of control agreements with each of its named executive officers, except for Mr. Vrabely. The Company’s change of control agreement with Mr. Vrabely is contained in his employment agreement, the current term of which expires on December 31, 2013 and which is automatically extended for additional one-year periods unless either the Company or Mr. Vrabely gives the other party notice at least 90 days prior to expiration that the period will not be extended. The change of control agreements with the other named executive officers are for an initial three-year period and are automatically extended for an additional year on each anniversary date of the agreement unless the Company gives notice that the period will not be extended.

Each agreement provides that if, within three years following a change of control of the Company, as defined below, the employee is terminated without cause or voluntarily terminates for good reason, as defined below, the employee will be entitled to the following, in addition to salary due at the date of termination: (i) a pro rata portion of the employee’s highest annual bonus (the highest annual bonus is the greater of the annual bonus for the prior year or the average annual bonus for the prior three years), (ii) a lump sum payment equal to two times the employee’s annual salary (without regard to the 10% salary reduction effective November 2011) and average bonus for the prior three years, (iii) the payment of deferred compensation, and (iv) continuation of benefits under the Company’s welfare benefit plans for two years after termination. The foregoing amounts (other than the continuation of benefits) are to be paid in cash in a lump sum within 30 days following the employee’s termination, except that, to the extent necessary to comply with Section 409A of the Internal Revenue Code, payments will be withheld until the first day of the seventh month following termination.

The change in control agreements define a change in control to mean, generally:

•	the acquisition of at least 50% of the Company’s outstanding shares;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s stockholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

The change in control agreements define “cause” to mean, generally:

•	personal dishonesty or breach of fiduciary duty involving personal profit at the expense of the Company;

•	repeated, deliberate violations of the employee’s duties;

•	commission of a criminal act related to the performance of the employee’s duties;

•	furnishing of proprietary confidential information about the Company to a competitor;

•	habitual intoxication by alcohol or drugs during work hours; or

•	conviction of a felony.

The change in control agreements define “good reason” to mean, generally:

•	diminution in the employee’s position, authority, duties or responsibilities;

•	failure of the Company to provide the employee with compensation and benefits as described in the agreement;

•	requiring the employee to be based at any office or location more than 35 miles from the location at which the employee was based prior to the change in control; or

•	any purported termination by the Company of the employee’s employment except as expressly permitted by the agreement.

If the Company’s tax counsel determines that any economic benefit or payment or distribution by the Company to the employee pursuant to the agreement is subject to the excise tax imposed by Section 4999 of the

Internal Revenue Code, the Company will reduce the aggregate payments due to the employee under the agreement and any other agreement, plan or program of the Company to an amount that is one dollar less than the maximum amount allowable without becoming subject to the excise tax.

The change of control agreements prohibit the officer from doing the following during employment with the Company and for one year following termination: (i) engaging in any business that is competitive with the Company, (ii) soliciting for employment any current employee of the Company or any individual who had been employed by the Company in the one year prior thereto, and (iii) soliciting the business of the Company or doing business with any actual or prospective customer or supplier of the Company. The change of control agreements also prohibit the officer from disclosing any confidential information of the Company at any time.

The Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change in control of the Company, as defined below. In addition, the EVA Incentive Compensation Plan provides that the participants’ entire deferred balances become payable upon a change in control.

The Company’s equity incentive plans define a change in control to mean, generally:

•	the acquisition of at least 20% of the Company’s outstanding shares;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s stockholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets;

•	the start of a tender offer for all or part of the Company’s outstanding shares; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the forms furnished to the Company or written representations of certain persons, each director, officer and beneficial owner of 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 for fiscal 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Repurchase of Shares from The Rugby Group Limited

In December 2012, the Company’s largest stockholder at that time, The Rugby Group Limited sold the 5,755,940 shares of Company common stock owned by it in private transactions with a number of buyers, including the Company. Of those shares, the Company repurchased 1,000,000 shares for an aggregate purchase price of $1,100,000.

Policies with Respect to Related Party Transactions

The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review all related party transactions and potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and the related party has a direct or indirect interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Organization and Compensation Committee (the “Compensation Committee”) is comprised of Messrs. E. Thayer Bigelow, Donald L. Glass, and Delbert H. Tanner. No member of the Compensation Committee is or has ever been an officer or employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table sets forth the aggregate fees billed for the years ended December 31, 2012 and 2011 by KPMG LLP, the Company’s principal accounting firm during those years.

	2012	2011
Audit Fees(1)	$338,000	$330,000
Audit-Related Fees(2)	18,000	—
Tax Fees(3)	50,026	25,000
All Other Fees	—	—

Total Fees	$406,026	$355,000

(1)	Audit fees consist of fees for the following services: (a) the audit of the Company’s annual financial statements, and (b) reviews of the Company’s quarterly financial statements.

(2)	Audit-related fees consist of fees for services related to SEC filings.

(3)	Tax fees consist of fees for consultation and advice on business tax matters.

The Audit Committee has adopted a policy under which the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee pre-approves all services to be provided by the independent auditors. The Audit Committee pre-approves the annual audit engagement terms and fees at the beginning of the year and pre-approves, if necessary, any changes in terms or fees resulting from changes in audit scope, Company structure or other matters. For services other than the annual audit engagement, if pre-approval by the full Audit Committee at a regularly scheduled meeting is not practical due to time limitations or otherwise, the Chairman of the Audit Committee may pre-approve such services and shall report any such pre-approval decision to the Audit Committee at the next regularly scheduled meeting.

ITEM 2 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2012. A representative of KPMG LLP will be present, in person or via telephone, at the Company’s 2013 Annual Stockholders Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2013. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this Proxy Statement. While this vote is advisory, and not binding on the Company, it will provide information to us regarding shareholder sentiment about our core principles and objectives, which we will be able to consider when determining executive compensation in the future.

Stockholders should review the Compensation Discussion and Analysis beginning on page 14, compensation tables, and related narratives appearing in this Proxy Statement for more information regarding the compensation of our named executive officers. As described in those sections, the primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward individual performance, Company performance and increases in Company stockholder value. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. The Management Organization and Compensation Committee regularly reviews our executive compensation program to assure that it continues to meet these overall objectives.

We believe that the information we have provided above in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board of Directors unanimously recommends a vote “FOR” the following resolution:

RESOLVED, that the compensation of the Named Executive Officers as disclosed in the Proxy Statement is approved.

ITEM 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We will include in our proxy materials for subsequent Annual Meetings a non-binding resolution similar to Item 3 above.

The Board is asking stockholders to express their opinion as to how frequently the advisory vote on compensation should be solicited: every year, every second year, or every third year. Although the frequency vote is advisory and non-binding, we will take the results of the vote into consideration in determining the frequency of advisory votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation, providing the Board with timely information on stockholders’ views of the Company’s compensation practices each year, is the best approach for the Company.

Accordingly, the Board of Directors unanimously recommends that stockholders vote in favor of holding the advisory vote on compensation “EVERY YEAR”.

MISCELLANEOUS

Solicitation of Proxies.

This solicitation of proxies for use at the Annual Meeting is being made by the Company, and the Company will bear all of the costs of the solicitation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

Incorporation by Reference

The Report on Executive Compensation by the Management Organization and Compensation Committee of the Company, appearing in this Proxy Statement, will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such Acts.

Next Annual Meeting; Stockholder Proposals

The Company’s By-Laws provide that the Annual Meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2014 Annual Meeting must be received by the Company for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting on or before November 15, 2013. In addition, the Company’s By-Laws provide that if stockholders intend to nominate directors or present proposals at the 2014 Annual Meeting other than through inclusion of such proposals in the Company’s proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 22, 2014 and no later than February 22, 2014. If the Company does not receive notice by that date, then such proposals may not be presented at the 2014 Annual Meeting.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Eastern Daylight Time, on April 22, 2013.

Vote by Internet
• Go to www.envisionreports.com/HBP

• OR scan the QR code with your smartphone

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☐

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A	Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposal 2, FOR Proposal 3 and for EVERY YEAR for Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 — E. Thayer Bigelow	☐	☐	02 — Richard S. Forté	☐	☐	03 — Jon P. Vrabely	☐	☐

							For	Against	Abstain
2.	Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2013.						☐	☐	☐

							For	Against	Abstain
3.	To approve, by non-binding vote, executive compensation.						☐	☐	☐

						Every Year	Every 2 Years	Every 3 Years	Abstain
4.	To recommend, by non-binding vote, the frequency of executive compensation votes.					☐	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huttig Building Products, Inc.

Annual Meeting of Stockholders to Be Held on April 22, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned does hereby appoint and constitute Jon P. Vrabely and Philip W. Keipp, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 22, 2013 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be in the First Floor Conference Room at 200 First Stamford Place, Stamford, Connecticut on Monday, April 22, 2013 at 2:00 p.m., local time, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee for election as a director, FOR proposal 2, FOR proposal 3 and for EVERY YEAR for proposal 4.

(Continued, and to be signed, on the reverse side.)